EXHIBIT 15.2

北京	上海	深圳	杭州	广州	昆明	天津	成都	宁波	福州	西安	南京	南宁	济南	香港	巴黎	马德里	硅谷
BEIJING	SHANGHAI	SHENZHEN	HANGZHOU	GUANGZHOU	KUNMING	TIANJIN	CHENGDU	NINGBO	FUZHOU	XI’AN	NANJING	NANNING	JINAN	HONG KONG	PARIS	MADRID	SILICON VALLEY

中国上海市北京西路968号嘉地中心27层 邮编：200041

27/F, Garden Square, 968 West Beijing Road, Shanghai 200041, China

电话/Tel: +86 21 52341668 传真/Fax: +86 21 52341670

网址/Website:http://www.grandall.com.cn

May 2, 2022

The9 Limited
17 Floor, No. 130 Wu Song Road
Hong Kou District
Shanghai 200080
People’s Republic of China

Dear Sir or Madam,

Re: The Annual Report of The9 Limited

We hereby consent to the use of our name under the Chapters entitled “Risk Factors”, “Government Regulations”, “Related Party Transactions” included in the Annual Report on Form 20-F (“the Annual Report”), originally filed by The9 Limited in May, 2022, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the filing of this consent as an exhibit to the Annual Report. In addition, we further consent to the incorporation by reference of our opinions under these sections into the Registration Statements on Form F-3 (333-254878) and Form S-8 (No. 333-127700, No. 333-156306, No. 333-168780, No. 333-210693, No. 333-217190, No. 231105 and No. 333-259135) of The9 Limited. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

[Signature Page Follows]

[Signature Page of Consent Letter to the Annual Report on Form 20-F by The9 Limited]

Yours faithfully,
/s/ Grandall Law Firm (Shanghai)
Grandall Law Firm (Shanghai)